                                                                  ORDER 2002-8-3

[DEPARTMENT OF TRANSPORTATION LOGO]

                            UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                            OFFICE OF THE SECRETARY
                                WASHINGTON, D.C.

                   Issued by the Department of Transportation
                         on the 7TH DAY OF AUGUST, 2002
                                                         SERVED: AUGUST 12, 2002
Essential air service at

GLASGOW, MONTANA                                            DOCKET OST-1997-2605
GLENDIVE, MONTANA
HAVRE, MONTANA
LEWISTOWN, MONTANA
MILES CITY, MONTANA
SIDNEY, MONTANA
WOLF POINT, MONTANA

under 49 U.S.C. 41731 et seq.

                      ORDER ESTABLISHING FINAL SUBSIDY RATE

SUMMARY
By this order, the Department is establishing a final subsidy rate of $5,716,559 for Big Sky Transportation Co., d/b/a Big Sky Airlines, for its provision of essential air services at the seven Montana communities named above for the period from October 1, 2001, through November 30, 2002.

BACKGROUND
By Order 2000-11-11, November 13, 2000, the Department selected Big Sky to provide subsidized services at the seven Montana communities named above by operating 12 round trips a week from Sidney to Billings, 5 round trips from Sidney to Bismarck, and 12 round trips a week from the other six communities to Billings with 19-seat Fairchild Metro III aircraft for the two-year period from December 1, 2000, through November 30, 2002, at an annual subsidy rate of $4,952,234.(1)

The terrorist attacks of September 11 changed the aviation industry in many ways. In the case of carriers providing subsidized essential air service, such carriers are paid on a pre-agreed, fixed fee-per-flight basis, with no built-in adjustment mechanisms. After September 11, carriers' revenues declined and their expenses rose, and they were thus incurring losses that jeopardized

-------------------
(1) See Appendix A for a map. Earlier, Order 98-9-12, September 14, 1998, authorized Big Sky to operate the Sidney-Bismarck flights in lieu of some of the community's service to Billings, but provided for Big SKY to return to operating all of Sidney's service to Billings if it later chose to do so. Big Sky has continued to operate the authorized Sidney-Bismarck flights.

their ability to continue to provide service to small communities across the country. In response, the Department issued Order 2002-2-13, February 15, 2002, authorizing emergency subsidy to carriers retroactive to October 1, 2001, through the end of the normal contract period, in order to provide them with much-needed cash AS soon as possible. In the case of Big Sky's Montana service, the Department authorized an emergency interim rate of $5,452,681 annually. In establishing those interim subsidy rates, the Department noted that they would later be subject to final adjustments based on carriers' actual post-September 11 experience.

CARRIER PROPOSAL
Big Sky has now submitted a final rate proposal based on its actual experience and, as a result of discussions with Department staff, the carrier has agreed to a final subsidy rate of $5,716,559 annually for the period from October 1, 2001, through November 30, 2002, the end of Big Sky's current two-year rate term.(2)

DECISION
After a thorough review of Big Sky's proposal, we have decided to establish the proposed subsidy rate AS the final rate for the period from October 1, 2001, through November 30, 2002. The new rate appears reasonable for the services at issue, and reflects losses in total revenue of about 23 percent and increases in costs of about 6 percent compared to those on which the carrier's original rate was established nearly two years ago by Order 2000-11-11.

This order is issued under authority delegated in 49 CFR 1.56a(f).

ACCORDINGLY,
1. We set the final rate of compensation for Big Sky Transportation Co., d/b/a Big Sky Airlines, for the provision of essential air service at Glasgow, Glendive, Havre, Lewistown, Miles City, Sidney and Wolf Point, Montana, as described in Appendix C, for the period from October 1, 2001, through November 30, 2002, payable as follows: for each month during which essential air service is provided, the amount of compensation shall be subject to the weekly ceiling set forth in Appendix C, and shall be determined by multiplying the subsidy-eligible arrivals and departures completed during the month by $641.23;(3)

2. This rate is in lieu of, not in addition to, those set by Orders 2000-11-11 and 2002-2-13;

3. We direct Big Sky Transportation Co., d/b/a Big Sky Airlines, to retain all books, records, and other source and summary documentation to support claims for payment, and to preserve and maintain such documentation in a manner that readily permits its audit and examination by representatives of the Department. Such documentation shall be retained for seven years or until the Department indicates that the records may be destroyed. Copies of flight logs for aircraft sold or disposed of must be retained. The carrier may forfeit its compensation for any claim that is not supported under the terms of this order;





--------------------------
(2) Appendix B contains details of Big Sky's compensation requirement.
(3) See Appendix C for the calculation of this rate, which assumes the use of the aircraft designated. If the carrier reports a significant number of aircraft substitutions, revision of this rate may be required.



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                                      -3-



4. This docket will remain open until further order of the Department; and

5. We will serve copies of this order on the mayors and airport managers of Glasgow, Glendive, Havre, Lewistown, Miles City, Sidney and Wolf Point, Montana; Big Sky Transportation Co., d/b/a Big Sky Airlines.


By:




                                   READ C. VAN DE WATER
                             Assistant Secretary for Aviation
                                and International Affairs



(SEAL)

               An electronic version of this document is available
                  on the World Wide Web at http://dms.dot.gov

                                                                      APPENDIX A







                      GLASGOW, GLENDIVE, HAVRE, LEWISTOWN,
                  MILES CITY, SIDNEY AND WOLF POINT, MONTANA,
                           AND THE SURROUNDING REGION



                                   [GRAPHIC]

                                                                      APPENDIX B

               BIG SKY TRANSPORTATION CO., d/b/a BIG SKY AIRLINES
          ESSENTIAL AIR SERVICE AT GLASGOW, GLENDIVE, HAVRE, LEWISTOWN,
                   MILES CITY, SIDNEY AND WOLF POINT, MONTANA


                                                                     Per Order         Adjustment for
                                                                    2000-11-11          September 11           As Adjusted
                                                                    ----------         --------------          -----------
Block Hours:
   Revenue                                                               6,039                                       6,039
   Non-revenue                                                             229                                         229
                                                                    ----------                                  ----------
Total Block Hours                                                        6,268                                       6,268

Operating Revenue:
   Passenger Revenue                                                $1,668,210          (362,967) 1/            $1,302,125
   Freight Revenue                                                      16,682           (16,682) 2/                     0
                                                                    ----------                                  ----------
Total Operating Revenue                                             $1,684,892                                  $1,302,125

Direct Expenses:
   Flying Operations                   $124.50 per block hour       $  780,366                                  $  780,366
   Fuel & Oil                          $131.56 per block hour          824,618                                     824,618
   Direct Maintenance                  $159.66 per block hour        1,000,749                                   1,000,749
   Maintenance Burden                                                  335,108                                     335,108
   Aircraft Lease                      $138.78 per block hour          869,873                                     869,873
   Hull Insurance                      $ 22.13 per block hour          138,711           113,669 3/                252,380
   Property Tax on Aircraft                                            134,400                                     134,400
                                                                    ----------                                  ----------
Total Direct Expenses                                               $4,083,825                                  $4,197,494

Indirect Expenses:
   Advertising                                                      $   35,000                                  $   35,000
   Departure-related Expenses                                        1,035,423            33,696 4/              1,069,119
   Traffic-related Expenses                                            467,030            (7,150)5/                459,880
   Capacity-related Expenses                                           662,588           223,173 6/                885,761
                                                                    ----------                                  ----------
Total Indirect Expenses                                             $2,200,041                                  $2,449,760

Total Operating Expenses                                            $6,283,866                                  $6,647,254
Operating Loss                                                      $4,598,974                                  $5,345,129
Profit Element at 5% of Total
   Operating Expenses                                               $  314,193                                  $  332,363
Interest                                                            $   39,067                                  $   39,067

Compensation Requirement                                            $4,952,234                                  $5,716,559



--------------------
1/ Annual passenger forecast adjusted downward by about 22 percent, from 24,990 to 19,506, to account for traffic losses attributable to September 11. No change in average fare of $66.7551.
2/ Freight programs terminated due to cost-prohibitive impact of new security measures.
3/ Increased hull insurance premium effective January 1, 2002.
4/ Security oversight requirement at Billings not reimbursable by Transportation Security Administration: 60 hours per week by a Ground Security Coordinator.
5/ New war risk coverage premium of $1.25 per passenger multiplied by 19,506 passengers, offset by reduction of 5,484 passengers at $5.75 reservations/ticketing expense per passenger: $24,383 less $31,533 equals $(7,150).
6/ Increased liability insurance premium effective January 1, 2002.

                                                                     APPENDIX C
                                                                     Page 1 of 2



               BIG SKY TRANSPORTATION CO., d/b/a BIG SKY AIRLINES
         ESSENTIAL AIR SERVICE AT GLASGOW, GLENDIVE, HAVRE, LEWISTOWN,
                   MILES CITY, SIDNEY AND WOLF POINT, MONTANA

------------------------------------------------------------------------------------------------
EFFECTIVE PERIOD                       October 1,2001, through November 30,2002
------------------------------------------------------------------------------------------------
SERVICE
Havre                                  12 nonstop or one-stop round trips to Billings each week
Lewistown                              12 nonstop round trips to Billings each week
Glasgow and Wolf Point                 12 nonstop or one-stop round trips to Billings each week
Glendive and Miles City                12 nonstop or one-stop round trips to Billings each week
Sidney                                 12 nonstop round trips to Billings and 5 nonstop round
                                       trips to Bismarck each week. At its own discretion, the
                                       carrier may revert to operating 5 round trips to
                                       Billings with no more than two intermediate stops in
                                       lieu of any service to Bismarck.
------------------------------------------------------------------------------------------------
AIRCRAFT TYPE                          Fairchild Metro III (19 seats)
------------------------------------------------------------------------------------------------
TIMING OF FLIGHTS                      Flights must be well-timed and well-spaced to ensure full
                                       compensation
------------------------------------------------------------------------------------------------
SUBSIDY RATE PER
ARRIVAL/DEPARTURE                      $641.23 1/
------------------------------------------------------------------------------------------------
COMPENSATION CEILING
EACH WEEK                              $114,138.94 2/
------------------------------------------------------------------------------------------------


---------------------------
1/ Annual compensation of $5,716,559 divided by 8,915 annual arrivals and departures at a 96 percent completion factor. For payout purposes, the Billings-Glasgow-Wolf Point-Billings round-robin flight each weekday is counted as one Glasgow-Wolf Point-Billings linear round trip involving four departures. 2/ Subsidy rate per arrival/departure of $641.23 multiplied by 178 subsidy-eligible arrivals and departures each week.

                                                                     APPENDIX C
                                                                     Page 2 of 2


                                      NOTE

The carrier understands that it may forfeit its compensation for any flights that it does not operate in conformance with the terms and stipulations of the rate order, including the service plan outlined in the order and any other significant elements of the required service, without prior approval. The carrier understands that an aircraft take-off and landing at its scheduled destination constitutes a completed flight; absent an explanation supporting subsidy eligibility for a flight that has not been completed, such as certain weather cancellations, only completed flights are considered eligible for subsidy. In addition, if the carrier does not schedule or operate its flights in full conformance with the order for a significant period, it may jeopardize its entire subsidy claim for the period in question. If the carrier contemplates any such changes beyond the scope of the order during the applicable period of this rate, it must first notify the Office of Aviation Analysis in writing and receive written approval from the Department to be assured of full compensation. Should circumstances warrant, the Department may locate and select a replacement carrier to provide service on these routes. The carrier must complete all flights that can be safely operated; flights that overfly points for lack of traffic will not be compensated. In determining whether subsidy payment for a deviating flight should be adjusted or disallowed, the Department will consider the extent to which the goals of the program are met and the extent of access to the national air transportation system provided to the community.

If the Department unilaterally, either partially or completely, terminates or reduces payments for service or changes service requirements at a specific location provided for under this order, then, at the end of the period for which the Department does make payments in the agreed amounts or at the agreed service levels, the carrier may cease to provide service to that specific location without regard to any requirement for notice of such cessation. Those adjustments in the levels of subsidy and/or service that are mutually agreed to in writing by the parties to this order do not constitute a total or partial reduction or cessation of payment.

Subsidy contracts are subject to, and incorporate by reference, relevant statutes and Department regulations, as they may be amended from time to time. However, any such statutes, regulations, or amendments thereto shall not operate to controvert the foregoing paragraph.